                          VANGUARD COMMUNICATIONS, L.P.

                             B UNIT PURCHASE WARRANT

                  THE WARRANT EVIDENCED HEREBY AND THE UNITS OF
          LIMITED PARTNERSHIP INTEREST ISSUABLE UPON EXERCISE THEREOF
         HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES
            ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO THE
           SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. THE WARRANT MAY
          NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR
         OTHERWISE ASSIGNED. THE UNITS OF LIMITED PARTNERSHIP INTEREST
          ISSUABLE UPON EXERCISE OF THE WARRANT (THE "SECURITIES") MAY
            NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED
               OR OTHERWISE ASSIGNED WITHOUT REGISTRATION UNLESS
         (I) AN EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER THE ACT
          OR THE RULES OR REGULATIONS PROMULGATED THEREUNDER, AND ANY
          APPLICABLE STATE LAWS, AND (II) PERMITTED IN ACCORDANCE WITH
            ALL APPLICABLE RESTRICTIONS SET FORTH HEREIN AND IN THE
              COMPANY'S AMENDED AND RESTATED AGREEMENT OF LIMITED
                                  PARTNERSHIP.

               WARRANT TO PURCHASE B UNITS OF LIMITED PARTNERSHIP
                          INTEREST AS DESCRIBED HEREIN

         Issue Date: December 29, 1994.
    Expiration Date: December 28, 1997.

     This certifies that, for value received, International Richey Pacific Cablevision, Ltd., a corporation incorporated under the laws of the Province of British Columbia (the "Holder"), is entitled to purchase from Vanguard Communications, L.P., a California limited partnership (the "Company" or "Vanguard"), for aggregate consideration of $1,250,000, subject to adjustment as set forth herein (the "Exercise Price"), One Hundred Seventy Two (172) units of limited partnership interest (the "Units") of the Company's B Unit. (the "B Units") as defined in the Company's Second Amended and Restated Partnership Agreement dated as of August 12, 1994 (as amended from time to time, the "Partnership Agreement") on the terms set forth herein. The number of Units may be adjusted from time to time as described in this Warrant, and the Exercise Price shall be subject to adjustment pursuant to Section 4. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Exhibit A attached hereto and incorporated herein by this reference.

1. Exercise.

     1.1 Time for Exercise. This Warrant may be exercised at any time, in whole and not in part, during the period commencing on the date that is one hundred eighty-one (181) days after the issue date of this Warrant and expiring on December 28, 1997 (the "Exercise Period"), subject to earlier expiration as provided herein.

     1.2 Manner of Exercise. This Warrant shall be exercised by delivering it to the Company with the exercise form duly completed and signed. Simultaneously therewith, the Holder shall deliver to the Company cash or a certified check in an amount equal to the Exercise Price, and, subject to Sections 1.4, 2 and 3, the Holder shall be entitled to receive the Units from the Company in accordance with Section 1.3.

     1.3 Further Assurances; Admission as Limited Partner. Upon exercise of this Warrant pursuant to Section 1.2, subject to Sections 1.4 and 3, Holder shall (a) execute, acknowledge and deliver to the Partnership such other instruments as the Company may deem necessary or advisable to consummate the sale of the Units to Holder and, in the case of a Holder who was not a limited partner (a "Limited Partner") of the Company prior to such exercise, to effect the admission of Holder as a Limited Partner, including, without limitation, a Subscription Agreement in a form acceptable to the Company and an executed Partnership Agreement; and (b) if the Holder was not a Limited Partner prior to such exercise, pay a fee to the Partnership in an amount sufficient to cover all reasonable third party or out-of-pocket expenses connected with the admission of Holder as a Limited Partner. Holder shall be deemed to be a Limited Partner with respect to the Units as to which this Warrant is exercised as of the close of business on the date all the actions required in this Section 1 shall have been completed.

     1.4 Security Agreement for Certain Exercises. Pursuant to the Stock Purchase Agreement, OpTel, Inc., a Delaware corporation which is the assignee of the Company ("OpTel"), purchased substantially all of the assets of the Holder. This Warrant serves as partial consideration for such purchase. Pursuant to
Article 6 of the Stock Purchase Agreement, OpTel has the right to receive indemnification from the Holder, including by means of adjusting the Exercise Price, the Put Price and the Call Price and, if the Warrant has been exercised, to require the Holder to execute the Security Agreement, pursuant to which the Holder shall grant a security interest in the Units until the Outside Date (as defined below), and to require that the proceeds of the sale of any of the Collateral Units or distributions on Collateral Units be deposited and held in the Collateral Account until the Outside Date.

     1.4.1 Terms of Security Agreement. In order to implement certain of the rights of OpTel under the Stock Purchase Agreement, the Holder agrees that, notwithstanding any other provision of this Warrant, if the Holder elects to exercise this Warrant prior to the later to occur of (a) the one year anniversary of the date of this Warrant, and (b) the sixtieth (60th) day following the Indemnification Resolution Date (the latest of such dates being referred to herein as the "Outside Date"), prior to the issuance of the Units
(i) the Holder and OpTel shall enter into the Security Agreement, and (ii) the Holder shall execute and deliver to OpTel a financing statement (UCC-1 form) and one duplicate original. If at the time of the exercise of this Warrant (i) there is a Public Market for the Units, a number of the Units equal to $2,250,000 at the then-current Market Value will serve as collateral pursuant to the Security Agreement, or (ii) there is not a Public Market for the Units, all of the Units and related proceeds will serve as collateral pursuant to the Security Agreement. The Security Agreement shall remain in full force and effect until the Outside Date.

     1.4.2 Distributions on Units. All distributions paid or made with respect to the Collateral Units during the Security Term shall be paid by the General Partner directly to the Collateral Account. All distributions in connection with any reorganization or recapitalization of the Company (including any merger) paid or made with respect to the Collateral Units while the Security Agreement is in effect shall be deposited into such account.

     1.4.3 Restrictions. During the Security Term, the Holder shall not pledge, mortgage, hypothecate, encumber or create or suffer to exist a security interest in the Collateral Units or sell, assign or otherwise transfer such Units to or in favor of anyone other than pursuant to Section 2 of the Security Agreement, and the Holder shall not file or permit to be filed any financing statement or other security instrument with respect to the Collateral Units. The securities issuable upon exercise of the Warrant, whether they are Collateral Units or otherwise, may not be sold, transferred or pledged except in accordance with the terms of the Partnership Agreement.

     1.5 Further Assurances. Intentionally deleted.

     1.6 Representations and Warranties. The Holder agrees that all of the representations and warranties made by it in the Investor Representations Letter are true as of the date hereof and shall be true on and as of the date of exercise of this Warrant, with the same effect as though such representations and warranties had been made on and as of the date of exercise.

2. Holder's Put option. Subject to Section 3, if this Warrant is not exercised during the Exercise Period, then the Holder may, in its sole discretion, within the ninety (90) day period commencing on the date on which the Exercise Period terminates (the "Put Period"), by written notice to the Company and OpTel, require that the Warrant, together with all rights, title and interest herein, be purchased for a price of $1,000,000, subject to adjustment pursuant to
Section 4 (the "Put Price"), paid to the Holder (the "Put Option"). After the Holder has delivered to the Company and OpTel written notice of the Holder's exercise of the Put Option, OpTel must pay the Put Price within ninety (90) calendar days following the later to occur of (i) the Company's receipt of such written notice and (ii) the Outside Date (such 90-day period being referred to as the "Put Funding Period"). The Company shall have no liability to pay the Put Price. OpTel's failure to pay the Put Price within the Put Funding Period shall be deemed to be an "Event of Default" under the Closing Note and the Stock Pledge Agreement, unless such failure is due to circumstances beyond OpTel's control. If the Holder does not exercise the Put Option prior to the expiration of the Put Period, the Put Option shall expire and be of no further force and effect.

3. Company 's Call option.

     3.1 At any time prior to the issuance to the Holder of the Units, or such later date as is provided in Section 3.2 (the "Call Period"), the Company may, in its sole discretion, repurchase this Warrant, together with all rights, title and interest herein, for a price of $4,000,000, subject to adjustment pursuant to Section 4 (the "Call Price"), paid to the Holder (the "Call Option"). OpTel shall be liable to the Holder to pay that portion of the Call Price that is equal to the Put Price, and the Company shall be liable to pay to the Holder the balance of the Call Price. The Call Option shall be exercised by written notice delivered to the Holder and to OpTel. Upon the Company's delivery of such notice to the Holder and to OpTel, this Warrant, together with all rights, title and interest of the Holder herein, shall terminate and the Holder shall be obligated to deliver this Warrant to the Company within thirty (30) calendar days of the date of such notice; provided, however, that if the Company and OpTel do not pay the Call Price on or before the thirtieth (30th) calendar day following the Company's receipt of this Warrant, or such later date as is provided in Section
3.2 (the "Call Funding Period"), then this Warrant, together with all rights, title and interest herein, shall remain in full force and effect, and thereafter the Company must again provide written notice of its exercise of the Call Option and comply with the provisions of this Section 3 if the Company desires to exercise the Call Option. If the Company exercises the Call option after the Holder has paid the Exercise Price, the

Company shall reimburse the Holder for such amount concurrently with the payment of the Call Price.

     3.2 If during the Call Period the Outside Date has not occurred, then

          (i) if the Holder has exercised this Warrant, (a) the Holder shall pay to the Company the Exercise Price (as adjusted pursuant to Section 4) in accordance with Section 1.2 and (b) the Units shall be pledged to OpTel as security pursuant to the Security Agreement in accordance with Section 1.4.1;

          (ii) regardless of whether the Holder has exercised this Warrant, the Call Period shall be extended so as to terminate on the thirtieth (30th) calendar day following the Outside Date; and

          (iii) regardless of whether the Holder has exercised this Warrant, the Call Funding Period shall be extended so as to terminate (x) if the Holder has not exercised this Warrant, on the thirtieth (30th) calendar day after the Company's receipt of the Warrant following the Company's exercise of the Call Option, if any, or (y) if the Holder has exercised this Warrant, on the thirtieth (30th) calendar day following the exercise of the Call Option, if any.

     3.3 If the Company does not exercise the Call Option prior to the expiration of the Call Period (as extended pursuant to Section 3.2), the Call Option shall expire and be of no further force and effect.

4. Adjustments to Exercise Price, Call Price and Put Price. If at any time during the Call Period, the Put Period or the Put Funding Period there exists any Resolved Indemnification Claim, then OpTel may, without prejudice to any other rights it may have, including without limitation the right to offset against the Closing Note and to seek damages from the Holder, to the extent that the amount of the Resolved Indemnification Claim(s) in not otherwise satisfied, require the following adjustments: (i) decrease the Put Price by the amount of the Resolved Indemnification Claim(s) and (ii) decrease the Call Price by the amount of the Resolved Indemnification Claim(s). In addition to the foregoing, if at any time during the Call Period there exists any Resolved Indemnification Claim, then the Company may, without prejudice to any other rights it may have, including without limitation the right to seek damages from the Holder, to the extent that the amount of the Resolved Indemnification Claim(s) is not otherwise satisfied, require an increase in the Exercise Price by the amount of the Resolved Indemnification Claim(s). Notwithstanding any adjustments made pursuant to this Section 4, the other procedures applicable to exercising this Warrant, the Put option and the Call Option provided in Sections 1, 2 and 3 shall continue to apply.

5. Adjustments for Loss of Ventena. Intentionally Deleted.

6. Transfer of Warrants and Securities.

     6.1 No Transfer of Warrant. This Warrant may not be sold, transferred or pledged. The Company may place a legend to that effect on this Warrant and any replacement Warrant.

     6.2 Restrictions on Transfers of Securities. In addition to the restrictions on the Escrowed Units pursuant to Section 1.4.3, the Units may not be sold, transferred or pledged unless (a) the Company shall have been supplied with reasonably satisfactory evidence that such transfer is not in violation of the Act and any applicable state securities laws and (b) Holder shall have met the transfer restrictions applicable for Units set forth in the Partnership Agreement. The Company may place a legend to that effect on this Warrant and any replacement Warrant.

     6.3 Loss, Destruction of Warrant Certificates. Upon receipt of (i) evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and (ii) except in the case of mutilation, an indemnity or security reasonably satisfactory to the Company, the Company will, within ten (10) business days, execute and deliver a replacement Warrant of like tenor representing the right to purchase the Units for the Exercise Price.

7. Cost of Issuances. The Company shall pay all expenses and other charges payable in connection with the preparation, issuance and delivery of the Units.

8. Anti-Dilution Provisions. If any of the following events occurs at any time hereafter during the Exercise Period, then the number of Units subject to this Warrant immediately prior to such event shall be changed as described in order to prevent dilution:

     8.l Stock Splits and Reverse Splits. If at any time (i) the outstanding B Units are subdivided into a greater number of B Units, then the number of Units will be increased proportionately, and conversely, (ii) the outstanding B Units are consolidated into a smaller number of B Units, then the number of Units will be reduced proportionately.

     8.2 Effect of Reorganization and Asset Sales. If any Event is effected in such a way that holders of B Units are entitled to receive securities and/or assets as a result of their ownership of B Units, then upon exercise of this Warrant the Holder will have the right to receive in lieu of or in addition to the Units, as the cane may be, the securities and/or assets which it would have received if such rights had been fully exercised as of the record date for such Event. The Company will not effect any Event unless prior to or simultaneously with its consummation the successor business entity resulting from the consolidation or merger (if other than the Company), or the business entity purchasing the Company's assets, assumes the performance of the Company's obligations under this Warrant (as appropriately adjusted to reflect such consolidation, merger or sale such that the Holder' s rights under this Warrant remain, as nearly as practicable, unchanged) by a binding written instrument.

     8.3 Other Securities Adjustments. If as a result of this Section 8, the Holder is entitled to receive any securities other than the Units upon exercise of this Warrant, the number of such securities shall thereafter be adjusted from time to time in the same manner as provided pursuant to this Section 8 for the Units. The allocation of purchase price between various securities shall be made in writing by the Board of Directors of the General Partner of the Company in good faith at the time of the event by which the Holder becomes entitled to receive new securities, and a copy shall be sent to the Holder.

     8.4 Notices.

     8.4.1 Notice of Adjustments. When any adjustment is required to be made under this Section 8, the Company shall promptly (i) determine such adjustments,
(ii) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the adjustment; and (iii) cause a copy of such statement, together with any agreement required by Section 8.2, to be promptly mailed to the Holder after the date on which the circumstances giving rise to such adjustment occurred.

     8.4.2 Notice of Events. If at any time (i) the Company declares any distribution with respect to the Units payable in securities, (ii) any Event occurs, or (iii) there is a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall give the Holder at least ten
(10) but not more than sixty (60) calendar days written notice of the date on which the books of the Company will close or upon which a record will be taken with regard to such occurrence. Such notice will also specify the date as of which the holders of Units will participate in the distribution or will be entitled to exchange their Units for securities or other property (it being understood that Holder will be deemed to be a holder of Units only if and to the extent he or it was a Limited Partner prior to the exercise of an option hereunder or has become a Limited Partner hereunder). The notice may state that the record date is subject to the effectiveness of a registration statement under the Act or to a favorable vote or determination of shareholders or Unitholders or of any governmental agency.

     8.5 Computations and Adjustments. Upon each computation of an adjustment under this Section 8, the number of Units shall be calculated up or down to the nearest whole share. However, the fractional amount of each shall be used in calculating any future adjustments. No fractional Units shall be issued in connection with the exercise of this Warrant, but the Company shall make a cash payment for any fractional Units based on the Market Value of Units on the date of exercise. Notwithstanding any changes in the number of Units, this Warrant, and any Warrants issued in replacement thereof, may continue to state the initial number of Units. Alternatively, the Company may elect to issue a new Warrant or Warrants of like tenor for the additional Units purchasable hereunder or, upon surrender of the existing Warrant, to issue a replacement Warrant, for the same Exercise Price as the existing Warrant, evidencing all the Warrants to which the Holder is entitled after such adjustments.

     8.6 Exercise Before Payment Date. In the event that this Warrant is exercised after the record date for any event requiring an adjustment, but prior to the actual event, the Company may elect to defer issuing any applicable payment or other securities to the Holder until the actual event occurs; provided, however, that the Company shall deliver a Due Bill or other appropriate instrument to the Holder, transferrable to the same extent as the other securities issuable on exercise, evidencing the Holder's right to receive such additional payment or other securities upon the occurrence of the event requiring such adjustment.

9. Registration Rights. If the Holder exercises this Warrant, the Holder shall have the right to cause the Company to register the Units on the same terms and conditions as, and only to the extent that, at any time prior to the disposition by the Holder of the Units, the senior management of the Company or the individuals and entities who are Limited Partners of the Company, are accorded such right, if any. Such right is personal to the Holder and is not transferable.

10. Covenants. Intentionally Deleted.

11. Status of Holder.

     11.1 Not a Limited Partner. Subject to Section 1.4, until all the actions required in Section 1 of this Warrant shall have been completed, the Holder shall not be entitled to any rights (i) as a Limited Partner with respect to the Units including, without limitation, the right to vote or receive distributions, or (ii) to receive any notice of any proceedings of the Company except as otherwise provided in this Warrant. Without limiting the foregoing, the Partnership

Agreement may be amended, and the Company may take any action described in
Section 8, without the consent of the Holder.

     11.2 Limitation of Liability. Unless the Holder exercises this Warrant in writing, the Holder's rights and privileges hereunder shall not give rise to any liability for the Exercise Price or as a limited partner of the Company, whether to the Company or its creditors.

12. Miscellaneous.

     12.1 Complete Instrument; Modifications. This Warrant and any documents referred to herein or executed contemporaneously herewith, including without limitation the Stock Purchase Agreement and the Investor Representations Letter, constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Warrant may not be amended, altered or modified except by a writing signed by the parties.

     12.2 Reliance on Representations. All agreements, representations and warranties of each party hereto shall be deemed to be material and to have been relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by such other party or on its behalf.

     12.3 Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become reasonably necessary or expedient to effectuate and carry out this Warrant.

     12.4 Expenses. Except as set forth in Sections 7, 12.9 and 12.10, each party hereto will pay all of its own expenses incurred in connection with this Warrant; provided, however, that each party shall pay one half of the costs of the Collateral Account.

     12.5 Notices. All notices, requests, demands and other communications under this Warrant shall be given in writing and shall be: (a) personally delivered;
(b) sent by telecopier or facsimile transmission; or (c) delivered by registered or certified U.S. Mail, return receipt requested and postage prepaid, or by private overnight mail courier service, to such address as may be designated from time to time by the relevant party, and which shall initially be:

     If to the Company:

          Vanguard Communications, L.P.
          345 North Maple Drive, Suite 285
          Beverly Hills, CA 90210

          Attention: Jonathan D. Lloyd
          Telephone: (310) 281-2610
          Facsimile: (310) 273-9453

     With a copy by the same means to:

          Irell & Manella
          1800 Avenue of the Stars
          Suite 900
          Los Angeles, CA 90067
          Attention: Joan L. Lesser, Esq.
          Telephone: (310) 277-1010
          Facsimile: (310) 203-7199

     If to OpTel:

          OpTel, Inc.
          345 North Maple Drive, Suite 285
          Beverly Hills, CA 90210
          Attention: President
          Telephone: (310) 281-2610
          Facsimile: (310) 273-9453

     With a copy by the same means to:

          Irell & Manella
          1800 Avenue of the Stars
          Suite 900
          Los Angeles, CA 90067
          Attention: Joan L. Lesser, Esq.
          Telephone: (310) 277-1010
          Facsimile: (310) 203-7199

     If to the Holder:

          International Richey Pacific Cablevision, Ltd.
          1605 Grand Avenue
          Suite 7
          San Marcos, California 92068
          Attention: Steven K. Richey, President
          Telephone: (619) 471-6225
          Facsimile: (619) 471-4530

     With a copy by the same means to:

          Brown and Pearson, a P.C.
          5962 La Place Court
          Suite 200
          Carlsbad, California 92009
          Attention: Floyd R. Brown, Esq.
          Telephone: (619) 438-5998
          Facsimile: (619) 438-7587
     and

          HPC Puckett & Co.
          12626 High Bluff Drive
          Suite 250
          San Diego, California 92130
          Attention: Thomas F. Puckett
          Telephone: (619) 793-7008
          Facsimile: (619) 793-7223

     If personally delivered pursuant to this Section 12.5, such communication shall be deemed delivered upon actual receipt; if sent by telecopier or facsimile transmission pursuant to this Section 12.5, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this Section 12.5, such communication shall be deemed delivered upon receipt; and if sent by U.S. Mail pursuant to this Section 12.5, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party.

     12.6 No Third-Party Benefits; Successors and Assigns. None of the provisions of this Warrant shall be for the benefit of, or enforceable by, any third-party beneficiary. Except as provided herein to the contrary, this Warrant and the representations and warranties made by the Holder in the Investor Representations Letter shall be binding upon and inure to the benefit of the parties and, in the case of the Company, its successors and assigns.

     12.7 Governing Law; Jurisdiction. This Warrant has been negotiated and entered into in the State of California, concerns a California business and all questions with respect to the Warrant and the rights and liabilities of the parties will be governed by the laws of California applicable to agreements and instruments made and to be performed entirely in that State, regardless of the choice of law provisions of California or any other jurisdiction. Any and all dispute between the parties that may arise pursuant to this Warrant and are not required to be submitted to arbitration under Section 12.10 hereof will be heard and determined before an appropriate federal or state court located in Los Angeles, California. The parties hereto acknowledge that such court has the exclusive jurisdiction to interpret and enforce the provisions of this Warrant and the parties waive any and all objections that they may have as to jurisdiction or venue in any of the above courts.

     12.8 Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, waiver, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

     12.9 Attorneys' Fees. Should any litigation or arbitration be commenced ("including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Warrant or the rights and duties of any person or entity hereunder, solely as between the parties hereto or their successors the party or parties prevailing in such proceeding as determined by a court or board of arbitrators shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and expenses of counsel and court costs actually incurred by reason of such litigation or arbitration.

     12.10 Arbitration of Disputes.

     12.10.1 Except for actions seeking injunctive relief or specific performance, which actions may be brought before any court having jurisdiction pursuant to Section 12.7 hereof, any claim arising out of or relating to this Warrant including, but not limited to, its validity, interpretation, enforceability or breach, which is not settled by agreement between the parties, shall be resolved by arbitration in Los Angeles, California before a board of three arbitrators. The arbitration shall be administered by the American Arbitration Association ("AAA") and, to the extent not inconsistent with this
Section 12.10, shall be governed by the AAA's Arbitration Rules and the Supplementary Procedures for Large, Complex Disputes. Arbitration shall be commenced by one party serving a notice of intent to arbitrate upon the other party by any of the means set forth in Section 12.5 hereof. The notice of intent to arbitrate shall name one arbitrator, and the party receiving the notice shall name the second arbitrator within ten (10) business days. The two arbitrators so chosen shall mutually agree upon the selection of the third impartial and neutral arbitrator. In the event that the two chosen arbitrators cannot agree upon a third arbitrator within ten (10) business days, then the moving party and the party receiving the notice shall each propose a list of five (5) individuals, including on each of the two lists at least three (3) retired judges who have served on a federal court in California or the California Superior Court or higher court in the State of California. Each party will strike four (4) of the names from the other party's list and the third arbitrator will be drawn from the two names remaining on the combined list. If the party receiving the notice shall fail to designate the second arbitrator, the sole arbitrator appointed shall have the power to appoint, in his or her sole discretion, both the second and third arbitrators. If a party fails to appoint a successor to its appointed arbitrator within ten (10) business days of the death, resignation or other incapacity of such arbitrator, the remaining two arbitrators shall appoint such successor.

     12.10.2 The parties hereby (a) consent to the in personam jurisdiction of the Superior Court of the State of California or any federal court, located in Los Angeles County, for purposes of confirming any arbitration award and entering judgment thereon; (b) agree to use their best efforts to keep all matters relating to any arbitration hereunder confidential to the maximum extent permitted by law; and (c) agree that the arbitrators may not assess any remedy other than the awarding of actual out-of-pocket damages suffered and/or an injunctive order (including temporary, preliminary and permanent relief) when appropriate. In any arbitration proceedings hereunder: (i) all testimony of witnesses shall be taken under oath; (ii) discovery shall be conducted only pursuant to an order of the arbitrators, which order may be requested by any party and which order shall permit only the conduct of the deposition of, or the propounding of interrogatories to, such persons who may possess information determined by the arbitrators to be necessary to a determination of the action and who will not be available to testify at the hearing; (iii) upon conclusion of any arbitration, the arbitrators shall render findings of fact and conclusions of law in a written opinion setting forth the basis and reasons for any decision reached and deliver such documents to the Company and the Holder along with a signed copy of the award in accordance with Section 1283.6 of the California Code of Civil Procedure; (iv) any decision of the arbitrators must be reached by majority of the arbitrators; and (v) the rules of evidence as then applicable to civil actions under California law shall be applied in the arbitration.

     12.10.3 Except to the extent provided in the first sentence of Section 12.10.1, each party agrees that the arbitration provisions of this Warrant are its exclusive remedies and expressly waives any right to seek redress in another forum. Each party shall bear the fees of the arbitrator appointed by it, and each party hereby agrees to pay one half the costs of the fees of the third arbitrator, during the progress of the arbitration; provided, however, that the prevailing party in any arbitration, which shall be determined by the arbitrators, shall be entitled to an award of attorneys' fees and costs, and the arbitrators' fees and costs and all other costs of the arbitration shall be paid by the losing party.

     12.11 Rules of Construction.

     12.11.1 Headings. The section and subsection headings in this Warrant are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Warrant or of any particular section or subsection.

     12.11.2 Tense and Case. Throughout this Warrant, as the context may require, references to any word used in one tense or case shall include all other appropriate tenses or cases.

     12.11.3 Severability. The validity, legality or enforceability of the remainder of this Warrant shall not be affected even if one or more of its provisions shall be held to be invalid, illegal or unenforceable in any respect.

     12.11.4 Currency. All currency amounts referred to in this Warrant are in United States dollars.

     12.11.5 Warrant Negotiated. The parties hereto are sophisticated and have been represented by lawyers throughout this transaction who have carefully negotiated the provisions hereof. As a consequence, the parties do not believe that the presumptions of California Civil Code section 1654 relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive its effects.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed effective as of December 29, 1994.

                         VANGUARD COMMUNICATIONS, L.P.

                         By: Vanguard Communications, Inc.
                         Its: General Partner

                                   /s/ Paul S Savoldelli
                                   -------------------------------
                                   By: Paul S Savoldelli
                                   Its: Executive Vice President

                                 EXERCISE FORM

                                 To Be Executed
                            Upon Exercise of Warrant

     The undersigned hereby exercises the attached Warrant with regard to the Units, and herewith tenders payment of the Exercise Price of $______________ in full in cash or by certified check, payable to the Company.

Dated: _________________              Name of
                                      Holder: International Richey
                                              Pacific Cablevision, Ltd.

                                      By: _____________________________
                                                  (Signature)

                                     Name:_____________________________
                                                (Please Print)

                                     Its: _____________________________


                                     Address:__________________________

                                             __________________________

                                             __________________________

                                             __________________________

                                     Employer Identification Number,
                                     Social Security Number or other
                                     taxpayer identifying number:

                                     __________________________________

                                    EXHIBIT A


                                   Definitions

     "Act" means the Securities Act of 1933, as amended.

     "Call Funding Period" is defined in Section 3.

     "Call Option" is defined in Section 3.

     "Call Period" is defined in Section 3.

     "Call Price" is defined in Section 3.

     "Closing Note" means that certain promissory note of even date herewith executed by the Company in favor of the Holder pursuant to section 3.2.2(b) of the Stock Purchase Agreement as partial payment of the purchase price under the Stock Purchase Agreement.

     "Company" means Vanguard Communications, L.P., a California limited partnership.

     "Collateral Account" means the account established by the Company pursuant to the Security Agreement into which distributions on the Collateral Units and proceeds of the sale of Collateral Units will be deposited and held following exercise of the Warrant under the circumstances described in Section 1.4 until the Outside Date.

     "Collateral Units" means the Units that are held pursuant to the Security Agreement from time to time pursuant to Section 1.4.

     "Event" means a (i) reorganization or reclassification of the Units, (ii) consolidation or merger of the Company with or into another business entity,
(iii) sale of all or substantially all of the Company's operating assets to another business entity, or (iv) sale of the Company substantially as a going concern followed by a liquidation of the Company.

     "Exercise Period" is defined in Section 1.1.

     "Final Resolution" or "Finally Determined" means, with respect to any claim, that a court of competent jurisdiction has entered a judgment with respect to such claim, and all applicable appeal periods with respect to such judgment have passed with no appeal having been taken or any and all appeals from such judgment having been fully resolved.

     "General Partner" means Vanguard Communications, Inc., a California corporation and the general partner of Vanguard.

     "Indemnification Resolution Date" means the date on which all Pending Indemnification Claims made prior to the exercise of the Warrant or during the Security Term have become Resolved Indemnification Claims.

     "Investor Representations Letter" means that certain Investor Representations Letter of even date herewith executed by Holder.

     "Market Value" for any security on any given date means (i) the average closing price for the prior ten (10) trading days for such security on the principal stock exchange on which such security is traded or (ii) if not so traded, the closing (or, if no closing price is available, the average of the bid and asked prices) for such period on the NASDAQ if such security is listed on the NASDAQ or (iii) if not listed on any exchange or quoted on the NASDAQ, such value as may be determined in good faith by the Board of Directors of the Company's general partner, which determination shall be conclusively binding on the parties.

     "OpTel" means OpTel, Inc., a Delaware corporation which is the assignee of all of the rights and obligations, with certain exceptions, of the Company.

     "Outside Date" is defined in Section 1.4.1.

     "Pending Indemnification Claim" means a claim by the Company against the Holder for indemnification under Article 6 of the Stock Purchase Agreement.

     "Public Market" for any security means the security is listed on any national securities exchange or quoted on the NASDAQ.

     "Put Funding Period" is defined in Section 2.

     "Put option" is defined in Section 2.

     "Put Period" is defined in Section 2.

     "Put Price" is defined in Section 2.

     "Resolved Indemnification Claim" means that a Pending Indemnification Claim
(a) has been Finally Determined, or (b) has been agreed to by the Company and the Holder in writing.

     "Security Agreement" means the Security Agreement in the form of Exhibit B attached hereto and incorporated herein by reference.

     "Security Term" means the period during which any of the Collateral Units are held pursuant to the Security Agreement or any amount is held in the Collateral Account.

     "Stock Pledge Agreement" means that certain Stock Pledge Agreement of even date herewith executed by and between the Holder and OpTel.

     "Stock Purchase Agreement" means that certain Stock Purchase Agreement dated as of July 6, 1994 by and between the Holder and Vanguard and certain other parties signatory thereto, together with that certain side letter dated as of July 6, 1994 executed concurrently therewith, as amended by Amendment No. 1 to Stock Purchase Agreement dated as of September 30, 1994 and Amendment No. 2 to Stock Purchase Agreement dated as of December 16, 1994.

     "Vanguard" means Vanguard Communications, L.P., a California limited partnership.

                                   Exhibit B

                               SECURITY AGREEMENT


     This Security Agreement (the "Agreement") is entered into as of this ______________________ day of __________________, 199 _ between INTERNATIONAL
RICHEY PACIFIC CABLEVISION, LTD., a corporation incorporated under the laws of the Province of British Columbia (the "Debtor"), and OPTEL, INC., a Delaware corporation (the "Secured Party").

     1. For valuable consideration and to secure the payment and performance by Debtor of all Liabilities (as hereinafter defined) Debtor hereby conveys, assigns, transfers and grants to Secured Party a security interest in (a) all of Debtor's limited partnership interest in Vanguard Communications, L.P., a California limited partnership ("Vanguard"), (b) all of Debtor's rights as a limited partner of Vanguard, (c) all of Debtor's interest in that certain Second Amended and Restated Partnership Agreement dated as of August 12, 1994 (as amended from time to time, the "Partnership Agreement"), (d) all of Debtor's rights, whether now owned or hereafter acquired, to receive its share of profits, income, capital, distributions and surplus from Vanguard in the form of cash, properties or other assets and whether upon dissolution, liquidation or otherwise, and (e) the proceeds of all of the foregoing, all of which shall be collectively referred to herein as "collateral".

     For purposes hereof, the term "Liabilities" shall include any and all indebtedness, obligations, and liabilities of any kind of Debtor to Secured Party, now existing or hereafter arising, under or pursuant to that certain Stock Purchase Agreement, dated as of July 6, 1994, as amended by that certain Amendment No. 1 to Stock Purchase Agreement dated as of September 29, 1994, and by that certain Amendment No. 2 to Stock Purchase Agreement dated as of December 16, 1994, and any and all amendments, modifications, restatements, substitutions and replacements thereof and thereto, whether prior to or after the date of this Agreement (as so amended, the "Stock Purchase Agreement").

     2. Debtor warrants that it is and will continue to be the absolute and exclusive owner of the collateral; that it has granted no other security interest in the collateral; that no financing statement or other document evidencing a security interest or lien covering the collateral, or any part thereof, or any proceeds thereof, is on file in any public office, except in favor of Secured Party. Debtor hereby agrees to execute on demand and Debtor hereby irrevocably appoints Secured Party its attorney-in-fact to execute, deliver and, if appropriate, file such security agreements, financing statements or other instruments as Secured Party may request or require in order to impose, perfect or continue the perfection of, the security interest created hereby. Debtor will promptly comply with all obligations placed upon it pursuant to the terms of the Partnership Agreement. Debtor shall not, without Secured Party's written consent, sell, contract to sell, encumber or dispose of the collateral, or any interest therein, or alter, modify or amend the collateral until the obligations secured hereby have been paid in full; provided, however, that Secured Party agrees to release its security interest in the collateral upon a sale of the collateral by Debtor if
(i) such sale is pursuant to and complies strictly with the provisions of the Partnership Agreement, and (ii) the proceeds of such sale are deposited in an account in which Secured Party shall have a first priority security interest, and (iii) prior to any transfer of the collateral pursuant to such a sale, Debtor shall have executed and delivered to Secured Party such documents and instruments as Secured Party may request to create and perfect Secured Party's security interest in the account referred to in clause (ii) above.

     3.(a) Secured Party shall have the right at any time, and from time to time, regardless of whether an Event of Default (as defined herein) has occurred and is continuing hereunder or under the Stock Purchase Agreement, to notify Vanguard and the partners therein that the collateral has been assigned to Secured Party, and that all distributions and payments, in any way related to Vanguard, Debtor's partnership interest in Vanguard, or any or all of the other collateral are to be made directly to Secured Party or to the Collateral Account (as defined herein), and Debtor shall, at Secured Party's request, join in such notification.

     (b) If Debtor receives any distributions from Vanguard at any time on any of the collateral after Secured Party has notified Debtor that such distributions are to be made directly to Secured Party or after the occurrence of any Event of Default, such distributions will be received by Debtor in trust for Secured Party, and immediately deposited and delivered in kind to Secured Party or into the Collateral Account, as the case may be.

     (c) Prior to the occurrence of an Event of Default, all distributions and payments made by Vanguard or the partners thereof following the notice from Secured Party referred to in Section 3(a) hereof shall be deposited into the Collateral Account. The notice given by Secured Party pursuant to Section 3(a) shall direct Vanguard and the partners thereof to deposit all such distributions and payments directly into the Collateral Account. If prior to the occurrence of an Event of Default, Secured Party or Debtor shall receive any of the distributions or payments from Vanguard or the partners that are to be deposited in the Collateral Account pursuant to this Section 3(c), Secured

Party and Debtor shall promptly deposit such sums in the Collateral Account. For purposes hereof, the term "Collateral Account" means a deposit account solely in the name of Secured Party, established in a bank located in the State of California having unrestricted capital of at least $500,000,000 selected by Secured Party. Debtor shall grant to Secured Party a first priority security interest in such deposit account and Debtor shall have no right to withdraw any of the amount deposited therein without the prior written consent of Secured Party. If Debtor fails to take such actions and execute and deliver such documents as Secured Party may request to establish the Collateral Account pursuant hereto and to create and perfect Secured Party's first priority security interest therein (including without limitation the execution of a UCC-1 form), and until Debtor shall take such actions and execute and deliver such documents, all distributions and payments from Vanguard and the partners thereof that would otherwise have been deposited into the Collateral Account shall be delivered to Secured Party, and Secured Party may so notify Vanguard and the partners thereof pursuant to Section 3(a).

     (d) Following the occurrence of an Event of Default, all distributions and payments relating to the collateral shall be paid directly to Secured Party and shall be (i) applied to the obligations, including the Liabilities, secured hereby, if and to the extent such obligations and Liabilities are in an amount of money that is determinable at or at any time after the occurrence of the Event of Default, and (ii) to the extent such distributions and payments exceed the amount of obligations and Liabilities that Can be determined in monetary terms, such excess shall be deposited in the Collateral Account until such a determination can be made or until the Liabilities are fully discharged, whichever occurs first.

     (e) In order to facilitate the terms and provisions of this Security Agreement with respect to the collateral and any distributions and payments made in connection therewith, Secured Party shall have the right to receive, receipt for, endorse, assign, deposit and deliver, in Secured Party's name or in the name of Debtor, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the collateral. Debtor hereby authorizes Secured Party to affix, by facsimile signature or otherwise, the general or special endorsement of Debtor, in such manner as Secured Party shall deem advisable, to any such instrument in the event the same has been delivered to Secured Party without appropriate endorsement, and Secured Party and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by Debtor to the same extent as though it were manually executed by the duly authorized officer of Debtor, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement is actually affixed, without duty of inquiry or responsibility as to such matters, and Debtor hereby waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

     4.(a) Upon the occurrence of an Event of Default hereunder, Secured Party shall have, in addition to all other rights and remedies which Secured Party may have at law or in equity, or under any other agreement executed by Debtor in favor of Secured Party and under applicable law all rights and remedies of a secured party under the California Commercial Code. In addition, Secured Party shall have the following rights and remedies, all of which may be exercised with or without further notice to Debtor: to exercise all partnership rights with respect to the collateral as if it were the absolute owner thereof (and Debtor hereby irrevocably constitutes and appoints Secured Party, with full power of substitution, the proxy and attorney-in-fact of Debtor to do so); to directly receive any and all payments and distributions on or in any way related to the collateral or Vanguard; to settle, compromise, or release, on terms acceptable to Secured Party, in whole or in part, any amounts owing on the collateral; to enforce payment and to prosecute any action or proceeding with respect to any and all of the collateral; to foreclose the liens and security interests created under this Agreement or under any other agreement relating to the collateral by any available procedure, with or without judicial process; to sell, assign, or otherwise dispose of the collateral or any part thereof, either at public or private sale or any broker's board, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Secured Party; all at Secured Party's sole option and as Secured Party in its sole discretion may deem advisable. Debtor shall be given reasonable notice of the time and place of any public sale of the collateral, or of the time on or after which any private sale or other intended disposition is to be made. Secured Party may be the purchaser at any public sale or private sale. Five (5) days notice of such public or private sale or other disposition shall be considered to be reasonable notice. Secured Party shall have no duty to exercise any of the rights, privileges, options or powers or to sell or otherwise realize on any of the collateral, as hereinabove authorized, and Secured Party shall not be responsible for any failure to do so or delay in doing so.

     (b) Debtor recognizes that Secured Party may be unable to effect (or to do so only after delay which would adversely affect the value that might be realized from the collateral) a public sale of all or part of the collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and may be compelled to resort to one or more private sales to a registered group of purchasers who will be obliged to agree, among other things, to acquire the collateral for their own account, for investment and not with a view to the distribution or resale thereof. Debtor agrees that any such private sale may be at prices and on terms less favorable than if sold at public sales and that such private sales shall be deemed to have been made in a commercially reasonable manner.

     5. The net cash proceeds resulting from disposition of the collateral shall be applied first, to the expenses (including all attorneys' fees) of disposition, and then applied to the obligations, including the Liabilities, secured hereby, if and to the extent such obligations and Liabilities are in an amount of money that is determinable at or at any time after the occurrence of the Event of Default, and (ii) to the extent such net cash proceeds exceed the amount of obligations and Liabilities that can be determined in monetary terms, such excess shall be deposited in the Collateral Account until such a determination can be made or until the Liabilities are fully discharged, whichever occurs first. Any such application from time to time shall be in Secured Party's absolute discretion and Secured Party may apply such proceeds in its absolute discretion. In addition to any other rights and remedies that Secured Party may have on an event of default, it may take or bring, in Secured Party's name or in the name of Debtor, all steps, actions, suits or proceedings deemed by Secured Party to be necessary or desirable to realize upon the collateral. Until all indebtedness secured hereby shall have been discharged in full, the power of sale and all other rights, powers and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at any time and from time to time irrespective of the fact that the indebtedness secured hereby or any part thereof may have become barred by a statute of limitations, or that the personal liability of Debtor may have ceased.

     6. As used herein, the term "Event of Default" shall mean and refer to the occurrence of any one of the following events: (a) failure of Debtor to pay when due any of the Liabilities; or (b) insolvency of Debtor ("insolvency of Debtor") means that there shall have occurred with respect to that Debtor one or more of the following events: appointment of a receiver of any part of the property of, assignment for the benefit of creditors, or the filing of a petition in bankruptcy or the Commencement of any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension by or against, Debtor), or (c) the breach by Debtor of any covenants or agreements contained herein, or
(d) any representation or
warranty of the Debtor in the Stock Purchase Agreement proves to be false in any material respect as of and when made.

     7. This Agreement may not be altered or amended except with the written consent of each of the parties hereto. This Agreement shall be binding upon and enure to the benefit of the respective successors and assigns of the parties hereto.

     8. All notices, requests, demands and other communications under this Agreement shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier or facsimile transmission; or (c) delivered by registered or certified U.S. Mail, return receipt requested and postage prepaid, or by private overnight mail courier service, to such address as may be designated from time to time by the relevant party, and which shall initially be:

     To Secured Party:

          OpTel, Inc.
          345 North Maple Drive, Suite 285
          Beverly Hills, CA 90210
          Attention: Jonathan D. Lloyd, Chairman
          Telephone: (310) 201-2610
          Facsimile: (310) 273-9453

          With a copy by the same means to:

          Irell & Manella
          1800 Avenue of the Stare
          Suite 900
          Los Angeles, CA 90067
          Attention: Joan L. Lesser, Esq.
          Telephone: (310) 277-1010
          Facsimile: (310) 203-7199

     To Debtor:

          International Richey Pacific Cablevision, Ltd.
          1605 Grand Avenue
          Suite 7
          San Marcos, California 92063
          Attention: Steven K. Richey
          Telephone: (619) 471-6225
          Facsimile: (619) 471-4530

          With a copy by the same means to:

          Brown and Pearson, a P.C.
          5962 La Place Court
          Suite 200
          Carlsbad, California 92009
          Attention: Floyd R. Brown, Esq.
          Telephone: (619) 438-5998
          Facsimile: (619) 438-7587

          and

          HPC Puckett & Co.
          12626 High Bluff Drive
          Suite 250
          San Diego, California 92130
          Attention: Thomas F. Puckett
          Telephone: (619) 793-7008
          Facsimile: (619) 793-7223


     If personally delivered pursuant to this section 8, such communication shall be deemed delivered upon actual receipt; if sent by telecopier or facsimile transmission pursuant to this section 8, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this section 8, such communication shall be deemed delivered upon receipt; and if sent by U.S. Mail pursuant to this section 8, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party.

     9. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Debtor agrees to pay all attorneys' fees incurred by Secured Party in connection with the enforcement or protection of any of Secured Party's rights and remedies hereunder, whether or not any proceeding be commenced to enforce or protect such rights and remedies.

     10. All advances, charges, costs and expenses including reasonable attorneys' fees, incurred or paid by Secured Party in exercising any right, power or remedy conferred by this Agreement, or in the enforcement thereof, shall become a part of the indebtedness secured hereby and shall be paid to Secured Party by Debtor immediately upon demand, with interest thereon at a rate of interest equal to ten percent (10%) per annum.

     12. Debtor waives any right to require Secured Party to (a) proceed against any person, (b) proceed against or exhaust any collateral, or (c) pursue any other remedy in Secured Party's power; and waives any defense arising by reason of any disability or other defense of any other person, or by reason of the cessation from any cause whatsoever of the liability of any other person. Debtor authorizes Secured Party, without notice or demand and without affecting its liability hereunder or on the obligations secured hereby, from time to time to
(a) take and hold security, other than the collateral herein described, for the payment of the Liabilities or any part thereof, and exchange, enforce, waive and release the collateral herein described or any part thereof or any such other security; (b) apply such collateral or other security and direct the order or manner of sale thereof as Secured Party in its discretion may determine; and (c) release or substitute any of the endorsers or guarantors of the obligations secured hereby or any part thereof, or any other parties thereto.

     13. The rights, powers and remedies given to Secured Party by this Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any statute, rule of law, or any other agreement between the undersigned and Secured Party. Secured Party may exercise its right of set-off with respect to the obligations secured hereby in the same manner as if the obligations secured hereby were unsecured. Any forbearance or failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Secured Party.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                   "Debtor"

                                   INTERNATIONAL RICHEY PACIFIC
                                   CABLEVISION, LTD., a corporation
                                   incorporated under the laws of
                                   the Province of British Columbia

                                   By: ______________________________

                                   Its:______________________________



                                   "Secured Party"

                                   OPTEL, INC.,
                                   a Delaware corporation

                                   By: ______________________________

                                   Its:______________________________